Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

CERTIFICATION

In connection with the Annual Report of Dominari Holdings Inc. (the “Company”) on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony Hayes, Principal Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Anthony Hayes
Anthony Hayes, Chief Executive Officer and Chairman
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

April 15, 2025